Exhibit 10.1

AMENDMENT NO. 1 to the
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC
2011 EQUITY INCENTIVE PLAN

WHEREAS, Momentive Performance Materials Holdings LLC. (the “Company”) maintains the 2011 Equity Incentive Plan (the “Plan”), for the benefit of eligible associates of the Company’s subsidiaries; and

WHEREAS, the Company desires to amend the Plan to increase the number of reserved units available under the Plan; and

WHEREAS, pursuant to Article XIII of the Plan, the Plan may be modified or amended in any respect by the Compensation Committee with the prior approval of the Board of Managers and, by action dated March 4, 2013, the Executive Committee of the Board of Managers approved the following amendment to the Plan;

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended, effective as of the date written below, as follows:

1.	The definition of Reserved Units under Article II of the Plan is hereby amended to read as follows:

“Reserved Units” means, at any time, an aggregate of 20,800,000 Common Units, as the same may be adjusted at or prior to such time in accordance with Section 10.1.

2.    Except to the extent necessary to give effect to this Amendment, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 4th day of March, 2013.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC.

By: /s/ William H. Carter___________
Title: Executive Vice President & Chief Financial Officer